Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(513,770)
Unrealized Gain (Loss) on Market Value of Futures	(10,560)
Dividend Income	60
Interest Income	55
ETF Transaction Fees	1,000
Total Income (Loss)	$(523,215)

Expenses
Investment Advisory Fee	$2,871
Brokerage Commissions	560
NYMEX License Fee	115
Non-interested Directors' Fees and Expenses	30
Prepaid Insurance Expense	15
Other Expenses	8,220
Total Expenses	11,811
Expense Waiver	(7,502)
Net Expenses	$4,309
Net Gain (Loss)	$(527,524)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$3,938,032
Additions (100,000 Units)	3,765,270
Net Gain (Loss)	(527,524)

Net Asset Value End of Period	$7,175,778
Net Asset Value Per Unit (200,000 Units)	$35.88

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502